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                                                                   Exhibit 99.5



                          CONSENT OF DIRECTOR NOMINEE


To Tower Realty Trust, Inc.:


        Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, I hereby consent to the incorporation by reference in this Registration Statement (the "Registration Statement") on Form S-11 (File No.
333-     ) of Tower Realty Trust, Inc. (the "Company") of references which indicate that I have accepted a nomination to become a director of the Company subsequent to the closing of the Company's initial public offering.



                                                /s/ Robert L. Cox
                                                -----------------------
                                                Robert L. Cox


Dated: October 9, 1997